UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 13, 2012

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On April 13, 2012, the Registrant filed a technical report titled “Rare Element Resources Inc., Bear Lodge Project, Canadian NI 43-101, Technical Report on the Mineral Reserves and Development of the Bull Hill Mine” dated April 13, 2012 (the “Technical Report”) with the securities regulatory authorities in Canada. The Technical Report is hereby being furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to this current report on Form 8-K to satisfy the Registrant’s “public disclosure” obligations under Regulation FD under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Technical Report was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by Eric F. Larochelle Eng, Vice President, Operation of Roche Engineering Inc., Alan C. Noble, P.E., self-employed Mining Engineer doing business as Ore Reserves Engineering, Michael P. Richardson, P.E., Senior Mining Engineer with the John T. Boyd Company, Mining and Geological Consultants, Jaye T. Pickarts, P.E., Chief Operating Officer of the Registrant, and Donald E. Ranta, Ph.D., C.P.G., Chairman of the Registrant, each of whom is a Qualified Person as defined by NI 43-101.

All mineral resources in the Technical Report have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Technical Report uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Technical Report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1

Rare Element Resources Inc., Bear Lodge Project, Canadian NI 43-101, Technical Report on the Mineral Reserves and Development of the Bull Hill Mine dated April 13, 2012

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to General Instruction B.2 of Form 8-K and Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: April 16, 2012	By: /s/ David Suleski David Suleski Chief Financial Officer

EXHIBIT INDEX

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Rare Element Resources Inc., Bear Lodge Project, Canadian NI 43-101, Technical Report on the Mineral Reserves and Development of the Bull Hill Mine dated April 13, 2012

2